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                                                                   Exhibit 23.1



Independent Auditors' Consent


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 33-95630 of MiniMed, Inc. on Form S-8 of our report dated March 5, 1999 (except for Note 15 as to which the date is April 1, 1999), appearing in the Annual Report on Form 10-K of MiniMed, Inc. for the year ended January 1, 1999.



/S/ DELOITTE & TOUCHE, LLP
Los Angeles, California
September 16, 1999